EXHIBIT 10.6


                             FIRST TEAM SPORTS, INC.
                               1201 Lund Boulevard
                             Anoka, Minnesota 55305


As of March 1, 1997



Wayne D. Gretzky
Janet Jones Gretzky
c/o International Management Group
11755 Wilshire Boulevard, Suite 850
Los Angeles, California 90025
Attention: Michael G. Barnett

RE: License Agreement dated December 1, 1994 by and among First Team Sports, Inc., Wayne D. Gretzky and Janet Jones Gretzky (the "License Agreement").

Dear Wayne and Janet:

     This letter sets forth our agreement to amend the License Agreement as set forth herein. References to Articles or Sections are to the License Agreement. Capitalized terms used and not otherwise defined herein shall mean as defined in the License Agreement.

     The License Agreement is hereby amended as follows:

     1. Term. Article II is amended to extend the Term until November 30, 2004. All references in the License Agreement to dates related to the end of the Term shall be appropriately adjusted.

     2. Workdays. Section 3.2 is amended to reduce the number of Workdays per Year from two (2) to one (1), which one Workday must be in the city of WDG's permanent residence, unless otherwise agreed to by WDG. Section 3.3 is amended to reduce the number of additional Workdays per Year after WDG's retirement from two (2) to one (1), which one additional Workday need not be in the city of WDG's permanent residence (but must be within North America, unless otherwise agreed to by WDG).

     3. Guaranteed Fees.


     (a) Sections 5.1.1 and 5.1.2 are amended to provide that the In-Line Guarantee and the Street Hockey Guarantee are combined into a single guaranteed payment in the following annual amounts:

                  Year Ending                                          Amount

                  November 30, 1997                                    $434,550
                  November 30, 1998                                    $349,500
                  November 30, 1999                                    $349,500
                  November 30, 2000                                    $349,500
                  November 30, 2001                                    $349,500
                  November 30, 2002                                    $349,500
                  November 30, 2003                                    $349,500
                  November 30, 2004                                    $349,500

Such combined In-Line Guarantee and Street Hockey Guaranty shall be paid in quarterly installments of $87,350 on each December 1, March 1, June 1, and September 1.

     (b) This Amendment shall be deemed effective March 1, 1997. Licensee acknowledges receipt of $87,350 upon the execution and delivery of this letter agreement, which payment shall constitute payment of the March 1, 1997 quarterly installment.

     (c) Section 5.4 is amended to provide that the combined In-Line Guarantee and Street Hockey Guaranty shall be credited against, and recoupable from, the Royalties otherwise payable to Personality in respect of both Gross Street Hockey Sales and Gross In-Line Sales, and that all Royalties to which Personality is entitled under the License Agreement shall continue through the expiration or earlier termination of the Term.

     4. Termination. Article X of the License Agreement is amended to give Personality the additional right, exercisable in Personality's sole discretion, to terminate the License Agreement for any reason whatsoever, upon Personality giving Licensee not less than three (3) months' prior written notice. Section
10.6 is amended to change the four (4)-month  inventory  sell-off  period to six
(6) months, but Licensee shall not be entitled to utilize any advertising or promotional materials during the six-month sell-off period.


     Except as amended by the foregoing provisions, the License Agreement remains unchanged and in full force and effect.

     Subject to the approval of First Team Sports' Board of Directors (and, if necessary, shareholders), in consideration of the extension of the Term of the License Agreement and of



WDG's advisory services to First Team Sports on the Workdays, First Team Sports shall grant WDG a non-qualified stock option under the Company's 1990 Stock Option Plan to purchase 50,000 shares of First Team Sports' Common Stock at an exercise price of $6.00 per share exercisable immediately.

     First Team Sports agrees to reimburse WDG and JJG their reasonable attorneys' fees and disbursements incurred in connection with the negotiation and execution of this Letter Agreement promptly upon presentation of an invoice from their legal counsel itemizing said fees and disbursements.

     Please indicate your acceptance of the foregoing provisions by signing and returning the undersigned the enclosed duplicate copy of this letter.

                                               Very truly yours,


                                               First Team Sports, Inc.


                                               By: /s/ David G. Soderquist
                                               Its: Vice Chairman


                                   ACCEPTANCE

     The undersigned acknowledges and agrees to the foregoing provisions.


         /s/ Wayne D. Gretzky                    /s/ Janet Jones Gretsky
             Wayne D. Gretzky                        Janet Jones Gretzky